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                                                                   EXHIBIT 10.3


                  EXECUTIVE INVOLUNTARY SEVERANCE AGREEMENT

      THIS EXECUTIVE INVOLUNTARY SEVERANCE AGREEMENT, dated as of
______________, 1998, is made by and between VANSTAR CORPORATION, a Delaware corporation (the "Company"), and ______________________ ("Executive").

                               R E C I T A L S

      WHEREAS, Executive is a key management executive employed by the Company; and

      WHEREAS, the Company considers the retention of a sound management team to be essential to protecting and enhancing the interests of the Company and its stockholders; and

      WHEREAS, the Company wishes to have the benefit of Executive's full time and attention to the affairs of the Company, particularly during any period or circumstances that may otherwise cause diversion;

      NOW, THEREFORE, in order to induce Executive to continue in the employment of the Company, and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive agree as follows:

      1. DEFINITIONS. The terms defined in this Section shall have the meanings specified below:

"ACQUIRING ENTITY" shall mean any business entity which shall acquire all or any substantial portion of the assets or businesses of the Company in a transaction constituting a Change of Control. There may be more than one Acquiring Entity at any point in time.

"CAUSE" shall mean any one of the following:

            (i) repeated, unexplained or unjustified absence of Executive from the Corporation's business;

            (ii) a material, willful violation by Executive of any federal or state law for which Executive could be subject to incarceration for in excess of one (1) year, other than any violation of laws relating to the operation of a motor vehicle or which do not involve moral turpitude;

            (iii) the commission by Executive of an act of fraud upon the Company;

            (iv) an act or acts of dishonesty by Executive constituting a felony or intended to result, directly or indirectly, in substantial gain or personal enrichment to Executive at the expense of the Company;


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            (v)  Executive's continued willful misconduct in the performance of his or her duties and responsibilities as an officer of the Company
      (other than a failure resulting from his or her incapacity due to physical or mental illness) after specific written notice of such misconduct is delivered to Executive by the Company; and

            (vi) the refusal by Executive to accept employment with an Acquiring Entity to whom this Agreement has been properly assigned pursuant to Section 7.a hereof.

"CHANGE OF CONTROL" means any of the following events:

            (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately following such consolidation or merger;

            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

            (iii) the implementation of a plan of liquidation or dissolution of the Company approved by the stockholders of the Company;

            (iv) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company itself or any employee stock ownership plan sponsored by the Company, becoming the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50.1% or more of the total voting power represented by the Company's then outstanding voting securities;

            (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's entire Board of Directors ceasing for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the affirmative vote of at least two thirds of the directors then still in office who were directors at the beginning of the period; or

            (vi) any change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Exchange Act.


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"COMPENSATION," with respect to any termination of Executive's employment, shall mean, as of the date of such termination, the sum of (i) an amount equal to the average of Executive's annual base salary for each of (A) the year of termination and (B) the preceding year, plus (ii) an amount equal to the last annual cash bonus payment received by Executive, plus (iii) an amount equal to the average of the last three annual awards received by Executive with respect to each other incentive plan of the Company (other than restricted stock, stock bonus or stock option plans). (Notwithstanding the immediately preceding sentence, "Compensation" shall not include any amounts which are excluded from the calculation of "excess parachute payments" pursuant to Section 280G or
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amounts paid for bona fide services actually rendered by Executive to the Company following the termination of Executive's employment with the Company.)

"GOOD REASON" shall mean the continuation of any of the following for 60 days following written notice to the Company from Executive of the existence thereof:

            (i) a substantial diminution in Executive's duties with the Company from the duties existing prior to a Change of Control;

            (ii) a reduction by the Company in Executive's annual base salary in effect on the date of a Change of Control or as in effect thereafter if such annual base salary has been increased and such increase was approved prior to the Change of Control;

            (iii) a substantial reduction by the Company in the overall value of employment-related benefits (including all profit sharing, retirement, pension, health, medical, dental, disability, insurance, automobile and similar benefits, but not including restricted stock, stock bonus and stock option plans) provided to Executive from those in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and such increase was approved prior to the Change of Control;

            (iv) a failure to continue in effect any stock option or other equity-based or non-equity-based incentive compensation plan in effect immediately prior to a Change of Control, or a reduction in Executive's participation or entitlement with regard thereto, unless Executive is afforded an opportunity of reasonably equivalent value to participate in an alternative incentive compensation plan;

            (v) a failure to provide Executive with substantially the same number of paid vacation days per year as were available prior to the Change of Control, or any material reduction or elimination of a material benefit or perquisite enjoyed by Executive immediately prior to a Change of Control as a consequence of Executive's employment or position with the Company;

            (vi) relocation of Executive's principal place of employment to a place more than fifty (50) miles from Executive's principal place of employment as of a Change of Control;


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            (vii) any material breach by the Company of any provision of this
      Agreement or of any incentive compensation, stock option or similar benefit plan of the Company in which Executive then participates or is eligible to participate;

            (viii) conduct by the Company, against Executive's volition, which could cause Executive to commit, on his or her own behalf or as an officer of the Company, a fraudulent act or which could expose Executive to civil or criminal liability or to sanction by any professional licensing body or self-regulatory organization; or

            (ix) the failure by the Company to obtain the agreement of any successor of the Company or any entity or entities acquiring all or substantially all of the assets of the Company, to assume the Company's obligations under this Agreement or under any incentive compensation or similar benefit plan (other than any restricted stock, stock bonus, stock option or similar equity-based plan) of the Company; provided, however, that for the purposes of clause (ii) through (v) above, "good reason" shall not exist if (a) the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation following a Change of Control is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior thereto, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control; or (b) the reduction in aggregate value is due to reduced performance by the Company, a business unit of the Company for which Executive has primary management responsibility, or Executive individually, in any such case applying standards reasonably equivalent to those utilized by the Company in judging performance prior to the Change of Control in question.

      2.    AGREEMENT TO PROVIDE SERVICES; RIGHT TO TERMINATE; VESTING.

            a. The Company agrees to employ Executive and Executive agrees to be employed by the Company; provided, however, that nothing in this Agreement nor anything contained herein shall be deemed to confer on Executive any right to or obligation of continued employment with the Company or to impose on the Company any obligation with respect to the continued employment of Executive.

            b. Any termination of Executive's employment with the Company, whether by the Company or by Executive, shall be communicated by written notice to the other party hereto.

            c. This Agreement is not intended to amend or modify the provisions of any other agreement or arrangement between the Company and Executive. Without limiting the generality of the foregoing, notwithstanding any Change of Control or other transaction, the terms and conditions of the Company's stock option plans and any applicable award agreements thereunder shall control with respect to the vesting of any options or other awards thereunder then held by Executive. No provision of this Agreement shall restrict the Company's ability to


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amend any agreement to which it is a party, any stock option or benefit plan established by it or any provision of its Certificate of Incorporation or Bylaws.

      3. TERM OF AGREEMENT. Unless sooner terminated in accordance with the following sentence, the term of this Agreement shall be for an initial two (2) year period commencing on the date hereof, and shall be automatically renewed at the end of the initial two year period and annually thereafter, for additional one (1) year periods, unless the Company gives notice of non-renewal at any time after the initial two-year term and at least one (1) year prior to the date of termination of this Agreement; provided, however, that if a Change of Control occurs prior to the expiration of the term hereof, this Agreement shall be extended through the first anniversary of the Change of Control. No termination by Executive of Executive's employment with the Company shall constitute a termination of this Agreement unless Executive and the Company shall otherwise agree in a writing specifically describing this Agreement and the provisions hereof to be terminated. Subject to the preceding sentence, notwithstanding any termination of this Agreement by its terms, the rights and obligations of the parties hereunder shall survive until such obligations have been satisfied.

      4. ENTITLEMENT UPON TERMINATION OF EMPLOYMENT. Executive shall be entitled to the applicable benefits described in Sections 5 and 6 hereof upon any termination of Executive's employment with the Company while this Agreement is in effect.

      5.    COMPENSATION UPON TERMINATION; OTHER AGREEMENTS.

            a. In the event that Executive is terminated for Cause, whether or not a Change of Control has occurred, Executive shall be entitled only to amounts described in Section 5.h.

            b. In the event that Executive is terminated without Cause at any time prior to a Change of Control, Executive shall be entitled to receive an amount equal to [ALTERNATIVE 1, FOR PRESIDENT AND SENIOR VICE PRESIDENTS:
EXECUTIVE'S COMPENSATION] [ALTERNATIVE 2, FOR VICE PRESIDENTS: 0.5 TIMES EXECUTIVE'S COMPENSATION].

            c. In the event that the Company shall terminate Executive without Cause, following a Change of Control but prior to the second anniversary thereof, Executive shall be entitled to receive an amount equal to Executive's Compensation multiplied by [____].

            d. Any voluntary termination by Executive of Executive's employment shall be treated as a termination by the Company for Cause if it occurs prior to a Change of Control.

            e. Any voluntary termination by Executive of Executive's employment without Good Reason at any time following a Change of Control shall be treated as a termination by the Company for Cause.

            f. Any voluntary termination by Executive of Executive's employment for Good Reason, following any Change of Control but prior to the second anniversary thereof, shall be treated as a termination by the Company without Cause.


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            g. Except where there has been an assignment of this Agreement pursuant to Section 7.a below, in the event that Executive shall voluntarily terminate Executive's employment and shall accept employment with an Acquiring Entity within six months of a Change of Control in connection with which the Acquiring Entity acquired assets or businesses of the Company, such termination shall be treated as a termination by the Company for Cause.

            h. In addition to the payments required pursuant to Sections 5.a through 5.g above, if any, in the event of any termination of Executive's employment, Executive shall be entitled to receive all salary and other Compensation accrued but unpaid through the date of such termination, together with any benefits or awards (including cash and stock components) which pursuant to the terms of any of the Company's compensation plans have been earned or otherwise become payable through the date of termination, but which have not yet been paid (including amounts which previously have been deferred at Executive's election), with all such payments to be made not later than the tenth (10th) day following the date of termination, except to the extent that the amount of such payments is in dispute, in which case the non-disputed portion of such payments will be made not later than the tenth (10th) day following the day of termination and the remainder shall be paid within ninety
(90) days. Subject to the following sentence, this Section 5.h shall be deemed an election by Executive to receive any Compensation previously earned but deferred under an elective salary deferral or similar plan (to the extent such an election is permitted under such plan), and an acknowledgment by Executive that receipt of such amounts may entail substantial tax liability to Executive. Notwithstanding the foregoing provisions requiring payment of deferred Compensation in the event of any termination of Executive's employment, Executive may elect, if permitted by the plan in question, to continue to defer amounts which would otherwise be paid hereunder for such periods as may be permitted under the plan in question.

            i. In addition to and without limitation of any similar benefits accruing to Executive outside the scope of this Agreement, the Company shall maintain in full force and effect, for the continued benefit of Executive and Executive's dependents, for two (2) years after the date of any termination of Executive's employment following a Change of Control, insured and self-insured employee welfare benefit plans in which Executive was entitled to participate immediately prior to the date of termination, provided that Executive's continued participation (or that of Executive's dependents) is possible under the general terms and provisions of such plans (and any applicable funding mechanism) and that Executive continues to pay an amount equal to Executive's regular contribution (as if Executive remained an employee of the Company) under such plans for such participation. In the event that Executive's participation in any such plans is barred, the Company, at its sole expense, shall arrange to have issued for the benefit of Executive and Executive's dependents, individual policies of insurance providing benefits substantially similar on an after-tax basis to those that Executive otherwise would have been entitled to receive under such plans pursuant to this Section 5.i and Executive shall pay to the Company the amount or amounts that would have been required as contribution from Executive, or, if such insurance is not available at a reasonable cost to the Company, the Company shall otherwise provide substantially equivalent benefits (on an after-tax basis).


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            j. The amount of any payment provided for in this Section 5 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Executive as a result of employment with another employer after the date of termination or otherwise. Executive shall be under no obligation to seek other employment following any termination of Executive's employment with the Company or to mitigate any damages Executive may incur as a result of any breach of this Agreement by the Company.

      6.    OBLIGATION TO REIMBURSE FOR TAXES.

            a. Except as provided hereafter, the Company shall not be obligated to reimburse Executive for Executive's liability to pay any applicable federal, state or local income or employment taxes which result from any payments made pursuant to this Agreement. Notwithstanding the foregoing, in the event it shall be determined that any payment by the Company to or for the benefit of Executive (whether paid or payable) pursuant to the terms of this Agreement, but determined without regard to any additional payments required by this Section 6 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax, or any similar excise tax levied by any state or local government (such excise tax and any such interest and penalties are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed on the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            b. Subject to the remaining provisions of this Section 6, all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's outside auditors immediately prior to the Change of Control in question, or such other certified public accounting firm as may be designated by the Company and agreed to by Executive (which agreement will not be unreasonably withheld) (the "Accounting Firm"). The assumptions of the Accounting Firm shall be reasonable and based upon the actual circumstances of Executive and the Company. Any of such assumptions shall be subject to challenge by the Company or Executive; provided, however, that all such challenges shall be made and demand for an arbitration with regard thereto made (or postponed by agreement of the Company and Executive) within thirty (30) days of the delivery of the Accounting Firm's determination of the amount, if any, of the Gross-Up Payment. All fees and expenses of the Accounting Firm shall be borne by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to Executive within thirty (30) days of the receipt of the Accounting Firm's determination. The payment contemplated in the preceding sentence shall be made notwithstanding any dispute regarding the Accounting Firm's assumptions or determination, subject to refund


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      of any overpayment by Executive or the provisions of this Section 6 relating to "Underpayments" (as defined hereafter). As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculation required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this Section 6, and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

            c. Executive shall notify the Company in writing of any claim by the Internal Revenue Service, or any similar agency of any state, that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but in no event later than ten (10) business days after Executive is informed in writing of such claim. Executive shall not pay any such claim prior to the expiration of the thirty-day period following the date on which Executive gives notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                  i. give the Company any information reasonably requested by the Company relating to such claim,

                  ii. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive,

                  iii. cooperate with the Company and the Company's counsel in good faith in order to effectively contest such claim, and

                  iv. permit the Company to participate in any proceedings relating to such claim.

            d. Notwithstanding the provisions of Section 6.c above, however, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest of any Excise Tax and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of any such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue


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      for a refund or contest the claim in any permissible manner, and
      Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of financial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest of any Excise Tax shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            e. If, after receipt by Executive of any amount advanced by the Company pursuant to Section 6.d, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 6.d) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to the preceding paragraph, a determination is made that Executive shall not be entitled to any refund with respect to such claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be offset, to the extent thereof, against the amount of the Gross-Up Payment required to be paid.


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      7.    SUCCESSORS AND ASSIGNS.

            a. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Company. The Company shall be entitled to assign this Agreement to any Acquiring Entity who shall have offered to employ Executive upon terms and in a position not so different from the terms of Executive's employment and position with the Company as to constitute Good Reason, and following any such assignment, the Acquiring Entity shall be substituted for all purposes hereunder for the Company, except that the Company shall not be relieved of financial responsibility should the Acquiring Entity fail to perform its obligations hereunder at any time prior to the third anniversary of this Agreement. This Agreement shall inure to the benefit of any successor to the Company by reason of any merger, consolidation, sale of assets, dissolution or other reorganization; provided, however, that except as specifically provided in this Section 7.a, no such successor shall be deemed the employer of Executive unless Executive shall otherwise specifically agree.

            b. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable hereunder, if Executive had continued to live, all such amounts, unless otherwise provided herein specifically, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such devisee, legatee, or designee to Executive's estate.

      8. FEES AND EXPENSES. The Company shall reimburse Executive, on a current basis, for all reasonable legal fees and related expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement, regardless of whether or not Executive's claim is upheld by an arbitral panel or a court of competent jurisdiction; provided, however, that Executive shall be required to repay any such amounts to the Company to the extent that an arbitral panel or a court issues a final and non-appealable order, judgment, decree or award setting forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith.

      9. TAXES. Except as provided in Section 6 of this Agreement, all payments to be made to Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

      10. SET-OFF. The right of Executive to receive benefits under this Agreement shall be absolute and, except as provided below, shall not be subject to any set-off, counter-claim, recoupment, defense, duty to mitigate or other rights the Company may have. Notwithstanding anything therein to the contrary, benefits to Executive accruing under this Agreement shall be off-set by the amount of any severance benefits otherwise payable to Executive under any Company plan or policy applicable to employees of the Company generally.


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      11. EXECUTIVE'S INDEMNITY. It shall be a continuing obligation of the
Company to provide to Executive the benefits of the indemnities provided by the Company's Certificate of Incorporation, Bylaws and any agreements between the Company and Executive providing for indemnity as such indemnities exist immediately prior to any Change of Control. To the extent that the Company shall amend its Certificate of Incorporation or Bylaws or the rights of Executive to indemnity thereunder or under any agreement between the Company and Executive shall be reduced following any Change of Control (including any reduction resulting from the termination of Executive's employment with the Company during the term of this Agreement), the indemnities existing prior to such change shall be deemed contractual in nature and due and owing to Executive pursuant to this Section 11 and shall survive any Change of Control or the termination of Executive's employment with the Company during the term of this Agreement, indefinitely. The provisions of this Section 11 shall inure to the benefit of Executive's personal or legal representatives, executives, administrators, successors, heirs, distributees, divisees and legatees.

      12. NONSOLICITATION. Until the first anniversary of the termination of Executive's employment with the Company, Executive will not, directly or indirectly, solicit, take away, hire, employ or endeavor to employ any person who is an employee of the Company or any of its subsidiaries and shall further refrain from providing, directly or indirectly, assistance to any third party who seeks to solicit, take away, hire, employ or endeavor to employ any such person.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of choice of laws.

      14. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Company, to Vanstar, 1100 Abernathy Road, Building 500, Suite 1200, Atlanta, Georgia 30328 (until changed by the Company as provided below) or, in the case of Executive, to the address set forth below Executive's signature, provided that all notices to the Company shall be directed to the Chairman of the Board of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      15. SURVIVAL. The respective obligations of, and benefits afforded to, the Company and Executive as provided in Sections 5, 6, 7, 8, 9, 10, 11, 12, 17 and 18 of this Agreement shall survive termination of this Agreement.

      16. SEVERABILITY. The invalidity and unenforceability of any particular provision of this Agreement shall not affect any other provision of this Agreement, and the Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

      17. MISCELLANEOUS. The Company may amend this Agreement without Executive's consent upon one (1) year's written notice to Executive at any time following the completion of


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the initial two-year term of this Agreement and prior to a Change of Control;
provided, however, that no amendment may modify any obligation of the Company which has previously accrued but is unpaid as of the date of such amendment. Except as set forth in the preceding sentence, no provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and a duly authorized officer of the Company. No waiver by a party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

      18. ARBITRATION. Any disputes or controversy arising in connection with this Agreement shall be settled exclusively by arbitration in the State of Georgia by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction, except that documentary discovery and depositions shall be freely permitted. Except as provided in
Section 8, the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 18.

      19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    VANSTAR CORPORATION

                                    By:
                                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------


                                    EXECUTIVE

Address:
------------------------------

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